Exhibit 3.8

AMENDED AND RESTATED BYLAWS OF REED’S, INC.

The following are the Amended and Restated Bylaws of REED’S, INC., a Delaware corporation (the “Corporation”).

ARTICLE I. MEETINGS OF STOCKHOLDERS

SECTION 1. ANNUAL MEETING. An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen (13) months of the last annual meeting of stockholders.

SECTION 2. SPECIAL MEETINGS. Special meetings of the stockholders for any purpose shall be held when called by the Chief Executive Officer (“CEO”) or a majority of the Board of Directors. The Secretary shall issue the call for the meeting, unless the CEO or the Board of Directors designates another person to do so. The stockholders at a special meeting may transact only business that is related to the purposes stated in the notice of the meeting.

SECTION 3. PLACE. Meetings of stockholders may be held within or without the State of Delaware and any stockholder may waive notice thereof either before or after the meeting.

SECTION 4. NOTICE. A written notice of each meeting of stockholders, stating the place, day, and time of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each stockholder of record entitled to vote at the meeting, not less than ten (10) nor more than sixty (60) days before the date set for the meeting, either personally or by mail, by or at the direction of the CEO, the Secretary, or the officer or other persons calling the meeting. If mailed, the notice is effective when it is deposited in the United States mail, postage prepaid, addressed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. This notice shall be sufficient for that meeting and any adjournment of the meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and, if after the adjournment, the Board does not fix a new record date for the adjourned meeting. If any stockholder transfers any of such stockholder’s stock after notice is given, it shall not be necessary to notify the transferee.

SECTION 5. NOMINATION OF DIRECTORS. Only a person who is nominated (a) by or at the direction of the Board of Directors or (b) by a stockholder in accordance with this Section 5, may be eligible to serve as a director of the Corporation. This Section 5 shall be the exclusive means for a stockholder to nominate director candidates.

(a) Timing of Notice. To be timely, a stockholder’s notice of director nomination(s) to be made at an annual meeting of stockholders must be delivered to the Secretary of the Corporation, or mailed and received at the principal executive offices of the Corporation, not less than one hundred twenty (120) days before the first anniversary of the date of the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is more than thirty (30) days before or sixty (60) days after such anniversary date, such notice will be timely only if so delivered or mailed and received no later than the later of one hundred twenty (120) days prior to the date of the annual meeting or ten (10) days after the first public announcement of the date of the annual meeting. In the case of a special meeting of stockholders called for the purpose of electing directors, a stockholder’s notice of director nomination(s) to be made at the meeting must be so delivered or mailed and received within ten (10) days after the first public announcement of such special meeting. Except to the extent otherwise required by law, the adjournment of a meeting of stockholders shall not commence a new time period for the giving of a stockholder’s notice as described above.

(b) Content of Notice. A stockholder’s notice of nominations for a meeting of stockholders shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director (1) such person’s name, (2) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (3) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, (4) a completed and signed written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be in the form used for other directors of the Corporation and provided by the Secretary upon written request), (5) a statement whether such person, if elected, intends to tender, promptly following such person’s election or re-election, an irrevocable resignation effective upon such person’s failure to receive the required vote for re-election at the next meeting at which such person would stand for re- election and upon acceptance of such resignation by the board of directors, in accordance with any policies and procedures adopted by the board of directors for such purpose and (6) a written representation and agreement (in such form as shall be provided by the Secretary upon written request) that such person (A) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (C) and in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation; and (b) as to the stockholder giving the notice (1) the name and address, as they appear on the Corporation’s books, of such stockholder and any (A) person controlling, directly or indirectly, or acting in concert with, such stockholder, (B) beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder or (C) person controlling, controlled by or under common control with a person or beneficial owner identified by (A) or (B) above (each, a “Stockholder Associated Person”), (2) the class and number of shares of stock of the Corporation that are held of record or are beneficially owned by such stockholder or any Stockholder Associated Person, (3) a description of all other securities or contracts, with a value derived in whole or in part from the value of any shares of stock of the Corporation, held by or to which the stockholder or any Stockholder Associated Person is a party, (4) a description of any material relationships, including financial transactions and compensation, between the stockholder and the proposed nominee(s), and (5) a representation and other appropriate evidence that the stockholder is a holder of record of shares of stock of the Corporation entitled to vote for the election of directors at the meeting, will continue to be a holder of record of shares of stock entitled to vote for the election of directors through the date of the meeting, and intends to appear in person or by proxy at the meeting to nominate the person(s) specified in the notice.

(c) Consequences of Failure to Give Proper Notice. No stockholder nominee shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 5. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 5, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 5.

SECTION 6. NOTICE OF BUSINESS TO BE BROUGHT BEFORE A MEETING. OTHER THAN DIRECTOR NOMINATIONS. At any meeting of stockholders, the proposal of business (other than nomination and election of directors, which shall be subject to Article I, Section 5) to be considered by the stockholders may be made (a) pursuant to the Corporation’s notice of the meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors, or (c) by any stockholder of record of the Corporation entitled to vote on the business at the meeting who complies with the notice procedures set forth in this Section 6. This Section 6 shall be the exclusive means for a stockholder to propose business to be considered at a meeting of the Corporation’s stockholders.

(a) Timing of Notice. For a stockholder to properly propose business to be considered at a stockholder meeting, such stockholder’s notice of business to be considered at such meeting must be delivered to the Secretary of the Corporation, or mailed and received at the principal executive offices of the Corporation, not less than one hundred twenty (120) days before the first anniversary of the date of the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is more than thirty (30) days before or sixty (60) days after such anniversary date, such notice will be timely only if so delivered or mailed and received no later than the later of one hundred twenty (120) days prior to the date of the meeting or ten (10) days after the first public announcement of the date of the annual meeting. In the case of a special meeting of stockholders, a stockholder’s notice of business to be considered at the meeting must be so delivered or mailed and received within ten (10) days after the first public announcement of such special meeting. Except to the extent otherwise required by law, the adjournment of a meeting of stockholders shall not commence a new time period for the giving of a stockholder’s notice as describe above.

(b) Content of Notice. A stockholder’s notice of business to be considered shall set forth (a) as to each item of business the stockholder proposes to bring before the meeting (1) a reasonably brief description of the business desired to be considered, (2) the reasons for considering such business at the meeting, (3) the text of the business to be considered (including the text of any resolutions proposed for consideration), and (4) a reasonably detailed description of all agreements, arrangements and understandings between or among the stockholder and any such beneficial owner in connection with the proposal of such business by such stockholder; (b) as to the stockholder giving the notice, (1) the name and address, as they appear on the Corporation’s books, of the stockholder and any Stockholder Associated Person, (2) the class and number of shares of stock of the Corporation that are held of record or are beneficially owned by such stockholder or any Stockholder Associated Person, (3) a description of all other securities or contracts, with a value derived in whole or in part from the value of any shares of stock of the Corporation, held by or to which the stockholder or any Stockholder Associated Person is a party, (4) any material interest of the stockholder or any such Stockholder Associated Person in the business the stockholder proposes to bring before the meeting and (5) a representation and other appropriate evidence that the stockholder is a holder of record of shares of stock entitled to vote on such business at the meeting, will continue to be a holder of record of shares of stock entitled to vote on such business through the date of the meeting, and intends to appear in person or by proxy at the meeting to propose the item of business.

(c) Consequences of Failure to Give Proper Notice. Notwithstanding anything in these Bylaws to the contrary, no proposal of business by a stockholder (other than nomination and election of directors, which shall be subject to Article I, Section 5) shall be considered by the stockholders unless given in accordance with the procedures set forth in this Section 6; provided, however, that a proposal submitted by a stockholder for inclusion in the Corporation’s proxy statement for an annual meeting that is appropriate for inclusion therein and otherwise complies with the provisions of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (including timeliness) shall be deemed to have also been submitted on a timely basis pursuant to this Section 6. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of the Bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 6, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended and the rules and regulations thereunder with respect to the matters set forth in this Section 6.

SECTION 7. RELATION TO EXCHANGE ACT. Nothing in these By-Laws shall be deemed to affect any right of a stockholder to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

SECTION 8. WAIVERS OF NOTICE. Whenever any notice is required to be given to any stockholder under these Bylaws, the Corporation’s Certificate of Incorporation, or the Delaware General Corporation Law, a written waiver of notice signed at any time by the person entitled to that notice shall be equivalent to giving that notice. Attendance by a stockholder entitled to vote at a meeting, in person or by proxy, constitutes a waiver of notice of the meeting, except when a stockholder attends a meeting for the purpose, expressed at the beginning of the meeting, of objecting to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 9. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. For the purpose of determining stockholders entitled to payment of any dividend or to receive notice of or to vote at any meeting of stockholders or any adjournment of any meeting or in order to make a determination of stockholders for any other purpose, the Board of Directors may provide that the stock transfer books shall be closed for a period not to exceed sixty (60) days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, they shall be closed at least ten (10) days immediately preceding that meeting. Instead of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for the determination of stockholders but that date shall never be more than sixty (60) days nor, in case of a meeting of stockholders, less than ten (10) days prior to the date on which the action requiring the determination of stockholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders, the date on which either notice of the meeting is mailed or the resolution of the Board of Directors declaring a dividend or authorizing the action that requires a determination of stockholders is adopted shall be the record date for the determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, the determination shall apply to any adjournment of the meeting, unless the Board of Directors fixes a new record date for the adjourned meeting.

SECTION 10. VOTING RECORD. At least ten (10) days before each meeting of stockholders, the officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete list of the stockholders entitled to vote at that meeting or at any adjournment of such meeting, stating each stockholder’s address and the number, class, and series of the shares that he holds. This list shall be kept on file for a period of at least ten (10) days before the meeting at the Corporation’s registered office or principal place of business or at the office of its transfer agent or registrar, and any stockholder may inspect the list anytime during usual business hours. The list also shall be produced and kept open at the time and place of the meeting, and any stockholder may inspect it anytime during the meeting. Failure to comply with the requirements of this section does not affect the validity of

.any action taken at the meeting.

SECTION 11. STOCKHOLDER QUORUM AND VOTING. A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum at any meeting of stockholders. When an item of business must be voted on by a class or series of stock, a majority of the shares of that class or series constitutes a quorum for the transaction of that business by that class or series. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the matter is the act of the stockholders unless otherwise provided by law or by the Corporation’s Certificate of Incorporation. After a quorum has been established at a stockholders’ meeting, a withdrawal of stockholders that reduces the number of stockholders entitled to vote at the meeting below the number required for a quorum does not affect the validity of any action taken at the meeting.

SECTION 12. VOTING OF SHARES. Every stockholder entitled to vote at a meeting of stockholders is entitled, upon each proposal presented to the meeting, to one vote for each share of voting stock recorded in his/her/its name on the books of the Corporation on the record date fixed as provided in Article I, Section 9 of these Bylaws. A stockholder may vote either in person or by proxy executed in writing by the stockholder or his/her/its duly authorized attorney-in-fact. Treasury shares, shares of stock of this Corporation owned by another corporation the majority of the voting stock of which is owned or controlled by this Corporation, and shares of stock of this Corporation that it holds in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares. The Chairman of the Board, the CEO, any Vice President, the Secretary and the Treasurer of a corporate stockholder, in that order, are presumed to possess authority to vote shares standing in the name of the corporate stockholder in the absence of a bylaw or other instrument of the corporate stockholder designating some other officer, agent, or proxy to vote the shares. Proof of that designation shall be made by presentation of a certified copy of the bylaws or other instrument of the corporate stockholder. Shares held by a personal representative, executive, administrator, guardian, conservator, trustee or other fiduciary may be voted by him/her/it, either in person or by proxy, without a transfer of those shares into his/her/its name. Shares registered in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaw (or comparable instrument) of such corporation may prescribe, or in the absence of such provision, as the Board of Directors (or comparable body) of such corporation may determine. Shares registered in the name of a deceased person may be voted by his or her executor or administrator, either in person or by proxy. If he or she is authorized to do so by an appropriate order of the court by which he was appointed, a receiver may vote shares standing in his or her name or held by or under his or her control without a transfer of those shares into his or her name. A stockholder whose shares are pledged may vote those shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee or his/her/its nominee shall be entitled to vote the shares transferred, unless the instrument creating the pledge provides otherwise.

SECTION 13. PROXIES. A stockholder entitled to vote at a meeting of the stockholders or to express consent or dissent without a meeting or a stockholder’s duly authorized attorney-in-fact may authorize one or more persons to act for him/her/it by proxy. To be effective, a proxy must be signed by the stockholder or his/her/its attorney-in-fact. A proxy granting authority to vote shares that are registered in the names of multiple owners is effective only if each record owner signs it. A proxy is not valid after three (3) years from its date unless it provides otherwise. A proxy is revocable at the pleasure of the stockholder executing it, except as otherwise provided by law. A proxy holder’s authority to act is not revoked by the incompetence or death of the stockholder who executed the proxy unless, before the authority is exercised, the officer or agent responsible for maintaining the list of stockholders receives written notice of an adjudication of incompetence or death. If a proxy for the same shares confers authority on two or more persons and does not otherwise indicate how the shares should be voted, a majority of those proxies who are present at the meeting (or a single proxy holder if only one is present) may exercise all the powers conferred by the proxy, but if the proxy holders present at the meeting are equally divided as to the manner of voting in any case, the voting of the shares subject to the proxy shall be prorated. If a proxy expressly provides, the proxy holder may appoint in writing a substitute to act in his/her/its place.

SECTION 14. ACTION BY STOCKHOLDERS WITHOUT A MEETING. Any action required by law, these Bylaws or the Certificate of Incorporation of this Corporation to be taken at an annual or special meeting of stockholders of the Corporation or any action that may be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice, and without a vote, if a written consent, setting forth the action taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on the matter were present and voted. All stockholders need not sign the same document. If any class of shares is entitled to vote as a class, written consent is required of both (a) the holders of each class of shares entitled to vote as a class, and (b) the total shares entitled to vote on the matter. In the case of each vote required by paragraphs (a) and (b) of the immediately preceding sentence, each such vote shall have not less than the minimum number of votes that would be necessary to authorize or take action at a meeting at which all shares entitled to vote on the matter were present and voted. Promptly after the stockholders authorize an action by written consent, written notice shall be given to the stockholders who did not consent.

SECTION 15. VOTING TRUSTS. Any number of stockholders of this Corporation may create a voting trust in the manner provided by law for the purpose of conferring upon the trustee or trustees the right to vote or otherwise represent their shares. When the counterpart of a voting trust agreement and a copy of the record of the holders of voting trust certificates are deposited with the Corporation as provided by law, those documents shall be subject to the same right of examination by a stockholder of the Corporation, in person or by agent or attorney, as are the books and records of the Corporation, and the counterpart and the copy of the records shall be subject to examination by any holder of record of voting trust certificates, either in person or by agent or attorney at any reasonable time for any proper purpose.

SECTION 16. STOCKHOLDERS AGREEMENT. Two or more stockholders of this Corporation may enter into an agreement providing for the exercise of voting rights in the manner provided in the agreement or relating to any phase of the affairs of the Corporation, in the manner and to the extent provided by law. The agreement shall not impair the right of this Corporation to treat a stockholder of record as entitled to vote the shares as standing in his/her/its name.

ARTICLE II. DIRECTORS

SECTION 1. FUNCTION. The business of this Corporation shall be managed and its corporate powers exercised by the Board of Directors.

SECTION 2. NUMBER. The number of members of the Corporation’s Board of Directors shall not be less than one (1) nor more than nine (9), as fixed from time to time by resolution of the Board of Directors, except that in the absence of any such designation, such number shall be five (5). All the Directors shall be of full age and at least one shall be a citizen of the United States. Each director shall be elected for a term of one (1) year and until his or her successor is elected and qualified, except as otherwise provided herein or required by law. The presence of a majority of all Directors shall be necessary at any meeting to constitute a quorum for the transaction of business. Meetings of the Directors may be held within or without the state of Delaware. Whenever the authorized number of directors is increased between annual meetings of the stockholders, a majority of the directors then in office shall have the power to elect such new directors for the balance of a term and until their successors are elected and qualified. Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the board which are being eliminated by the decrease.

SECTION 3. QUALIFICATION. Each Director need not be a resident of Delaware.

SECTION 4. COMPENSATION. The Board of Directors has authority to fix the compensation of the Directors as Directors and as officers.

SECTION 5. DUTIES OF DIRECTORS. A Director shall perform his or her duties as a Director, including his or her duties as a member of any committee of the Board upon which he serves, in good faith, in a manner he reasonably believes to be in the best interests of the Corporation, and with such care as an ordinarily prudent person in a similar position would use under similar circumstances. In performing his or her duties, a Director may rely on information, opinions, reports, or statements, including financial statements and other financial data, prepared or presented by the following:

(a) one or more officers or employees of the Corporation whom the Director reasonably believes to be reliable and competent in the matters presented;

(b) counsel, public accountants, or other persons as to matters that the Director reasonably believes to be within that person’s professional or expert competence; or

(c) a committee of the Board upon which he does not serve and which he reasonably believes to merit confidence, as to matters within the authority designated to it by the Certificate of Incorporation or the Bylaws. A Director shall not be considered as acting in good faith if he has knowledge concerning the matter in question that would cause the reliance described above to be unwarranted. A person who performs his or her duties in compliance with this section shall have no liability because of being or having been a Director of the Corporation.

SECTION 6. PRESUMPTION OF ASSENT. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken is presumed to have assented to the action unless he votes against it or expressly abstains from voting on it. The Secretary of the meeting shall record each abstention or negative vote in the minutes of the meeting.

SECTION 7. NEWLY CREATED DIRECTORSHIPS AND VACANCIES. If the office of any director becomes vacant by reason of death, resignation, disqualification, removal or other cause, a majority of the directors remaining in office, although less than a quorum, may elect a successor for the unexpired term and until his or her successor is elected and qualified.

SECTION 8. QUORUM AND VOTING. A majority of the full Board of Directors constitutes a quorum for the transaction of business. The act of the majority of the Directors present at a meeting at which a quorum is present is the act of the Board of Directors.

SECTION 9. EXECUTIVE AND OTHER COMMITTEES. The Board of Directors by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in the resolution shall have and may exercise all the authority of the Board of Directors, except that no committee shall have the authority to:

(a) approve, adopt or recommend to stockholders actions or proposals required by law to be submitted to the stockholders, or

(b) amend or repeal the Bylaws.

The Board of Directors, by resolution adopted according to this section, may designate one or more Directors as alternate members of any committee, who may act in the place of any absent member at any meeting of that committee.

SECTION 10. PLACE OF MEETINGS. Regular and special meetings by the Board of Directors may be held within or outside the State of Delaware.

SECTION 11. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without notice other than this Bylaw immediately after, and at the same place as, the annual meeting of stockholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without notice other than this Bylaw.

SECTION 12. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the CEO or any two Directors.

SECTION 13. NOTICE OF MEETINGS. Written notice of the time and place of special meetings of the Board of Directors shall be given to each Director by either personal delivery or first-class United States mail, telegram, or cablegram at least two (2) days before the day on which the meeting held or shall be sent to him or her by facsimile transmission or telephoned or personally delivered to him or her not later than the day before the day on which the meeting is held. Notice of a meeting of the Board of Directors need not be given to any Director who signs a waiver of notice before, during, or after the meeting. Attendance of a Director at a meeting constitutes a waiver of notice of that meeting and waiver of all objections to the time and place of the meeting, and the manner in which it was called or convened, except when the Director attends the meeting solely to object, at the beginning of the meeting, to the transaction of business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of that meeting. A majority of the Directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any adjourned meeting shall be given to the Directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other Directors.

SECTION 14. METHOD OF MEETING. Members of the Board of Directors may participate in the meeting of the Board by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Participation by such means constitutes presence in person at a meeting.

SECTION 15. ACTION WITHOUT A MEETING. Any action required to be taken at a meeting of the Directors, or any action that may be taken at a meeting of the Directors or a committee of the Directors, may be taken without a meeting if a written consent, setting forth the action to be taken and signed by all the Directors or committee members, is filed in the minutes of the proceedings of the Board or the committee. All Directors need not sign the same document. A unanimous, written consent has the same effect as a unanimous vote.

SECTION 16. DIRECTOR CONFLICTS OF INTEREST. No transaction or contract involving a Corporation shall be invalid solely because one or more of its officers or directors has an interest, directly or indirectly, in the party with whom the Corporation is contracting or doing business. The presence for quorum purpose of such interested directors, their participation in the consideration of the matter or even their votes in favor will not render the transaction void or voidable, if at least one of three additional circumstances is present:

(a) The facts concerning the interest are known and the transaction is approved by a majority of the disinterested directors, even though such disinterested directors may be less than a quorum; or

(b) The facts concerning the interest are known, and the transaction is approved in good faith by the stockholders; or

(c) The transaction was fair to the Corporation at the time it was made.

SECTION 17. APPROVAL OR RATIFICATION OF ACTS OR CONTRACT BY STOCKHOLDERS. The Board of Directors in its discretion may submit any act or contract for approval or ratification at any annual meeting of the stockholders, or at any special meeting of the stockholders called for the purpose of considering any such act or contract, and any act or contract that shall be approved or be ratified by the vote of the stockholders holding a majority of the issued and outstanding shares of stock of the Corporation entitled to vote and present in person or by proxy at such meeting (provided that a quorum is present), shall be as valid and as binding upon the Corporation and upon all the stockholders as if it has been approved or ratified by every stockholder of the Corporation. In addition, any such act or contract may be approved or ratified by the written consent of stockholders holding a majority of the issued and outstanding shares of capital stock of the Corporation entitled to vote and such consent shall be as valid and as binding upon the Corporation and upon all the stockholders as if it had been approved or ratified by every stockholder of the Corporation.

ARTICLE III. OFFICERS

SECTION 1. OFFICERS. The Executive Officers of the Corporation shall consist of a CEO, President, a Secretary, and a Treasurer, and may include one or more Executive and Senior Vice Presidents. The Executive Officers shall be elected by the Board of Directors, at the first meeting of the Board following the annual meeting of the stockholders each year. The Board from time to time may elect or appoint other officers (including Vice Presidents), assistant officers, and agents, who shall have the authority and perform such duties as the Board prescribes. Each Executive Officer shall hold office until his or her successor is appointed and has qualified or until his or her earlier death, resignation, or removal from office. One (1) person may hold any two (2) or more Executive Offices. The failure to elect any Executive Officer shall not affect the existence of the Corporation.

SECTION 2. PRESIDENT. The President may also be the CEO of the Corporation. Subject to the directions of the Board of Directors, the CEO has general and active management of the business and affairs of the Corporation, and shall preside at all meetings of the stockholders and Board of Directors. The duties, powers and functions of the CEO and other officers shall be such as is and has been customary for such CEO and officers of the Corporation.

SECTION 3. VICE PRESIDENTS. The Executive Vice Presidents and Senior Vice Presidents have the powers and shall perform the duties that the Board of Directors or the President prescribes. Unless the Board otherwise provides, if the President is absent or unable to act, the Executive Vice President shall perform all the duties and may exercise all the powers of the President. If the Executive Vice President is absent or unable to act, the Vice President who has served in the capacity for the longest time and who is present and able to act shall perform all the duties and may exercise all the powers of the Executive Vice President. Unless the Board otherwise provides, any Executive or Senior Vice President may sign bonds, deeds, and contracts for the Corporation and, with the Secretary or Assistant Secretary, may sign certificates for shares of stock of the Corporation.

SECTION 4. SECRETARY. The Secretary shall (a) keep the minutes of the meetings of the stockholders and the Board of Directors in one or more books provided for that purpose, (b) see that all notices are duly given according to the relevant provisions of these Bylaws or as required by law, (c) maintain custody of the corporate records and seal, attest the signatures of officers who execute documents on behalf of the Corporation, and affix the seal to all documents that are executed on behalf of the Corporation under its seal, (d) keep a register of each stockholder’s mailing address that the stockholder furnishes to the Secretary, (e) sign with the President or a Vice President certificates for shares of stock of the Corporation, the issuance of which has been authorized by resolution of the Board of Directors, (f) have general charge of the stock transfer books of the Corporation, and (g) in general, perform all duties incident to the office of Secretary and such other duties as the President or the Board of Directors from time to time prescribes.

SECTION 5. TREASURER. The Treasurer shall (a) have charge and custody of and be responsible for all funds and securities of the Corporation, (b) receive and give receipts for all monies due and payable to the Corporation and deposit all monies in the name of the Corporation in the banks, trust companies, or other depositories selected by the Board of Directors, and (c) in general perform all the duties incident to the office of Treasurer and such other duties as the President or the Board of Directors from time to time assigns to him or her. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such sureties as the Board of Directors determines.

SECTION 6. REMOVAL OF OFFICERS. An officer or agent elected or appointed by the Board of Directors may be removed by the Board or the CEO whenever in the judgment of either, his or her removal would serve the best interests of the Corporation. Removal shall be without prejudice to any contract rights of the person removed. The mere appointment of any person as an officer, agent, or employee of the Corporation does not create any contract rights. The Board of Directors may fill a vacancy in any office.

SECTION 7. SALARIES. The Board of Directors from time to time shall fix the salaries of the officers, and no officer shall be prevented from receiving a salary merely because he is also a director of the Corporation.

ARTICLE IV. INDEMNIFICATION OF DIRECTORS, OFFICERS,

EMPLOYEES AND AGENTS

SECTION 1. RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer of the Corporation or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving or having agreed to serve as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article IV shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a current, former or proposed director or officer in his or her capacity as a director or officer or proposed director or officer (and not in any other capacity in which service was or is or has been agreed to be rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnified person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified under this Section or otherwise.

SECTION 2. INDEMNIFICATION OF EMPLOYEES AND AGENTS. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation, individually or as a group, with the same scope and effect as the indemnification of directors and officers provided for in this Article.

SECTION 3. NONEXCLUSIVITY OF RIGHTS. The right to indemnification and the advancement and payment of expenses conferred in this Article IV shall not be exclusive of any other right which any person may have or hereafter acquire under any law (common or statutory), provision of the Certificate of incorporation of the Corporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

SECTION 4. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was serving as a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

SECTION 5. SAVINGS CLAUSE. If this Article IV or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each director and officer of the Corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Article IV that shall not have been invalidated and to the fullest extent permitted by applicable law.

ARTICLE V. STOCK CERTIFICATES

SECTION 1. ISSUANCE. Every stockholder of this Corporation is entitled to have a certificate, evidencing all shares to which he is entitled. No certificate shall be issued for any share until the share is fully paid.

SECTION 2. FORM. Certificates evidencing shares in this Corporation shall be signed by the CEO or a Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of this Corporation or a facsimile of the seal. The signatures of the foregoing officers may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the Corporation or an employee of the Corporation. If, before the certificate is issued, any officer who signed or whose facsimile signature has been placed on the certificate ceases to hold that office, the certificate may be issued and will be as effective as if that person were an officer at the date of issuance. Every certificate evidencing shares that are restricted as to the sale, disposition, or other transfer shall (a) bear a legend stating that those shares are restricted as to transfer and (b) the circumstances under which the shares may be transferred. Every certificate evidencing shares shall state on its face (a) the name of the Corporation, (b) that the Corporation is organized under the laws of Delaware, (c) the name of the person or persons to whom the shares are issued, (d) the number and class of shares, (e) the designation of the series, if any, that the certificate evidences and (f) the par value of each share evidenced by the certificate..

Notwithstanding any other provision in these Bylaws, the Corporation may adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates, including provisions for notice to purchasers in substitution for any required statements on certificates, and as may be required by applicable corporate securities laws, which system has been approved by the United States Securities and Exchange Commission. Any system so adopted shall not become effective as to issued and outstanding certificated securities until the certificates therefore have been surrendered to the Corporation.

SECTION 3. LOST, STOLEN, OR DESTROYED CERTIFICATES. The Corporation may issue a new certificate in the place of any certificate previously issued if the holder of record of the Corporation (a) makes proof in affidavit form that it has been lost, destroyed, or wrongfully taken, (b) requests the issuance of a new certificate before the Corporation has notice the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim, (c) if requested by the Corporation, gives bond in such form as the Corporation directs, to indemnify the Corporation, the transfer agent, and the registrar against any claim that may be made because of the alleged loss, destruction, or theft of a certificate, and (d) satisfies any other reasonable requirements imposed by the Corporation.

ARTICLE VI. BOOKS AND RECORDS

SECTION 1. RECORDS REQUIRED. This Corporation shall keep correct and complete books and records of account and minutes of the proceedings of its stockholders, Board of Directors and committees of Directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders, and the number, class and series, if any, of the shares held by each.

SECTION 2. FORM. The Corporation’s books, records, and minutes may be written or kept in any other form capable of being converted into writing within a reasonable time.

SECTION 3. INSPECTION. Upon written demand stating a proper purpose, any stockholder may examine, in person or by agent or attorney, during the usual hours for business, the Corporation’s stock ledger, a list of its stockholders, and any other books and records permitted by law, and may make copies or extracts from any of the foregoing.

SECTION 4. FINANCIAL REPORTS. Unless modified by resolution of the stockholders, not later than four (4) months after the close of each fiscal year, this Corporation shall prepare a balance sheet showing in reasonable detail the financial condition of the Corporation as of the close of its fiscal year and a profit and loss statement showing the results of its operation during its fiscal year. These balance sheets and profit and loss statements shall be (a) filed at the office of the Corporation, (b) kept for at least three (3) years, and (c) subject to inspection during business hours by any stockholder or holder of voting trust certificates, in person or by agent. The Corporation shall mail a copy of the most recent balance sheet and profit and loss statement to any stockholder or holder of voting trust certificates for shares of the Corporation, upon his/her/its written request.

SECTION 5. FISCAL YEAR. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

ARTICLE VII. DIVIDENDS

The Board of Directors from time to time may declare, and the Corporation may pay, dividends on the Corporation’s outstanding shares in the manner and upon the terms and conditions provided by law.

ARTICLE VIII. MISCELLANEOUS

SECTION 1. CORPORATE SEAL. The Board of Directors may provide a suitable seal containing the name of the Corporation. The Secretary shall have charge of the seal (if any). If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer.

SECTION 2. RESIGNATIONS. Any director, member of a committee or officer may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the chief executive officer or secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

SECTION 3. FACSIMILE SIGNATURES. In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors.

ARTICLE IX. AMENDMENT

The Board of Directors is hereby expressly authorized to adopt, amend or repeal the bylaws of the Corporation or adopt new bylaws, without any action on the part of the stockholders, by the vote of a majority of the directors; provided, however, that no such adoption, amendment, or repeal shall be valid with respect to bylaw provisions which have been adopted, amended, or repealed by the stockholders; and further provided, that bylaws adopted or amended by the Board of Directors and any powers thereby conferred may be amended, altered, or repealed by the stockholders.